                                                                      EXHIBIT 99


THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT OR AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT.

                             ALPHA INDUSTRIES, INC.

                        WARRANT TO PURCHASE COMMON STOCK

                                                                    JUNE 25,2002

         THIS CERTIFIES THAT, for value received, Jazz Semiconductor, Inc., with its principal address at 4321 Jamboree Road in Newport Beach, California (the "HOLDER"), is entitled to subscribe for and purchase, at the Exercise Price (defined below) from Alpha Industries, Inc., with its principal office at 20 Sylvan Road, Woburn, Massachusetts (the "COMPANY"), One Million Seventeen Thousand Nine Hundred (1,017,900) shares of the Common Stock (as defined below), subject to adjustment as provided herein.

         Reference is made to the Warrant to Purchase Common Stock dated March 12, 2002 (the "CONEXANT WARRANT") by Conexant Systems, Inc. ("CONEXANT") in favor of the Holder. In connection with the distribution (the "DISTRIBUTION") by Conexant to the holders of Common Stock, par value $1 per share, of Conexant of issued and outstanding shares of Common Stock, par value $.01 per share ("WASHINGTON COMMON STOCK"), of Washington Sub, Inc. ("WASHINGTON"), the Conexant Warrant has been adjusted so that in addition to the Conexant Warrant (with appropriate adjustments to the Conexant Warrant), the Holder holds a warrant to purchase Washington Common Stock (the "WASHINGTON WARRANT"). In connection with the merger of Washington with and into the Company, the Washington Warrant is hereby cancelled and replaced with this Warrant.

         1. DEFINITIONS. As used herein, the following terms shall have the following respective meanings:

                  (A) "Closing Price", with respect to any security on any day, means (i) if such security is listed or admitted for trading on a national securities exchange, the reported last sales price regular way for such security on such day or, (ii) if not listed or admitted for trading on a national securities exchange, the last reported sales price for such security on such day as reported by the National Association of Securities Dealers, Inc. Automatic Quotation System - National Market System or (iii) if not so reported or listed or admitted for trading, the last quoted sales price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market on such day as reported by any New York Stock Exchange member firm reasonably selected by the Company for such purpose.

                  (b) "Common Stock" means (i) the Common Stock, par value $0.25 per share, of the Company, or (ii) any class or series of stock into which such common stock shall have been changed or any stock resulting from any reclassification of such common stock.

                  (c) "Exercise Period" shall mean the period commencing on September 11,2002 and ending on the date that is 20 days after the earlier of
(i) December 31, 2004 and (ii) the date on which a Termination Event (as defined below) occurs.

                  (d) "Exercise Price" shall mean $24.02 per share, subject to adjustment pursuant to Section 5 below.

                  (e) "Exercise Shares" shall mean the shares of the Common Stock issuable upon exercise of this Warrant.

                  (f) "Fair Market Value" means the fair market value of the asset, property or security in question, as determined in good faith by the Board of Directors of the Company; provided, however, that the fair market value of any security for which a Closing Price is available shall be the Market Price of such security.

                  (g) "Market Price" with respect to any security on any day means the average of the daily Closing Prices of a share or unit of such security for the 15 consecutive trading days ending on the most recent trading day for which a Closing Price is available; provided, however, that in the event that, in the case of Common Stock, the Market Price is determined during a period following the announcement by the Company of (A) a dividend or distribution of Common Stock, or (B) any subdivision, combination or reclassification of Common Stock, or the record date for such subdivision, combination or reclassification, then, and in each such case, the Market Price shall be appropriately adjusted to reflect the current market price per share equivalent of Common Stock.

                  (h) "Nasdaq" shall mean The Nasdaq Stock Market, Inc.

         2. EXERCISE OF WARRANT.

                  (a) This Warrant may be exercised at any time and from time to time during the Exercise Period (in whole or in part) according to the schedule set forth in Section 2(b) below, by delivery of the following to the Company at its address set forth above (or at such other address as it may designate by notice in writing to the Holder):

                           (i) An executed Notice of Exercise in the form
                  attached hereto;

                           (ii) Payment of the Exercise Price with respect to
                  the number of shares of Common Stock for which this Warrant is then being exercised, which payment shall be made (at the option of the Holder) (A) in cash or by wire transfer of immediately available funds or (B) by delivery of a notice to the Company that the Holder is exercising this Warrant by authorizing the Company to reduce the number of shares of Common Stock subject to this Warrant by that number of shares of Common Stock having a Fair Market Value equal to the aggregate Exercise Price then payable for the shares of Common Stock for which this Warrant is then being exercised; and

                                       2.

                           (iii) This Warrant.

                  (b) This Warrant shall be exercisable as follows:

                           (i) This Warrant may be exercised with respect to
                  one-fourth (l/4) of the Exercise Shares at any time during the Exercise Period;

                           (ii) This Warrant may be exercised with respect to an
                  additional one-fourth (l/4) of the Exercise Shares at any time after March 11, 2003 (which Exercise Shares shall be in addition to that number of shares that may be issued upon exercise of this Warrant pursuant to clause (i) of this
                  Section 2(b));

                           (iii) This Warrant may be exercised with respect to
                  an additional one-fourth (l/4) of the Exercise Shares at any time after September 11, 2003 (which Exercise Shares shall be in addition to that number of shares issuable upon exercise of this Warrant pursuant to clauses (i) and (ii) of this Section 2(b)); and

                           (iv) This Warrant may be exercised with respect to an
                  additional one-fourth (l/4) of the Exercise Shares at any time after March 11, 2004 (which Exercise Shares shall be in addition to that number of shares issuable upon exercise of this Warrant pursuant to clauses (i), (ii) and (iii) of this
                  Section 2(b));

provided, however, that this Warrant shall become exercisable with respect to all of the Exercise Shares immediately prior to the closing of a Termination Event. For purposes of this Warrant, "TERMINATION EVENT" shall mean any transaction, occurrence or event where, in connection therewith, Stock Appreciation Rights granted under the Stock Appreciation Rights Plan of Holder dated as of March 12, 2002 (the "SAR PLAN") become fully vested and exercisable pursuant to such plan. To the extent this Warrant has not been exercised on or prior to the end of the Exercise Period, this Warrant will expire and thereafter be null and void.

                  (c) Upon the exercise of this Warrant, a certificate or certificates for the Exercise Shares so purchased, registered in the name of the Holder shall be issued and delivered to the Holder within a reasonable time after this Warrant shall have been so exercised but in any event within ten (10) business days. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of such certificate or certificates, deliver to the Holder a new Warrant evidencing the right to purchase the remaining shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical to this Warrant.

                  (d) The Holder shall be deemed to have become the holder of record of the Exercise Shares to be issued upon any exercise of this Warrant on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

                                       3.

                  (e) The Company shall pay and solely be responsible for any and all costs, fees, commissions or other payments payable or otherwise accruing in connection with the exercise of this Warrant.

         3. COVENANTS OF THE COMPANY.

            3.1 COVENANTS AS TO EXERCISE SHARES.

         The Company covenants and agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times during the Exercise Period have authorized and reserved, free from preemptive rights, a sufficient number of shares of Common Stock to provide for the exercise of this Warrant.

            3.2 NO IMPAIRMENT. Except and to the extent as waived or consented to by the Holder, the Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment.

            3.3 NOTICES OF RECORD DATE. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the Company shall mail to the Holder, at least five (5) days prior to the date on which any such record is to be taken for the purpose of such dividend or distribution, a notice thereof.

            3.4 REGISTRATION OF EXERCISE SHARES. The Exercise Shares shall be registered by the Company pursuant to the Registration Rights Provisions attached hereto as Exhibit A. The terms of Exhibit A constitute a legally binding and enforceable agreement between the Company and the Holder.

            3.5 DISPOSITION OF WARRANT AND EXERCISE SHARES.

                  (a) The Holder agrees not to make any disposition of all or any part of the Warrant or Exercise Shares except in accordance with Section 8 hereof and unless and until:

                           (i) The Holder shall be entitled to rely on an
                  exemption from registration under the Act for such disposition; or

                                       4.

                           (ii) There is then in effect a registration statement
                  under the Act covering such proposed disposition and such disposition is made in accordance with said registration statement.

                  (b) The Holder understands and agrees that all certificates evidencing Exercise Shares may bear the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT.

Such legend shall be removed by the Company at the request of the Holder in connection with any sale which the Company reasonably determines to be pursuant to an effective registration statement under the Act or pursuant to a valid exemption from the registration requirements of the Act.

         4. [RESERVED].

         5. ADJUSTMENT OF EXERCISE SHARES AND EXERCISE PRICE.

                  (a) If the Company shall after the date of issuance of this Warrant subdivide its outstanding shares of Common Stock into a greater number of shares or consolidate its outstanding shares of Common Stock into a smaller number of shares (any such event being called a "COMMON STOCK REORGANIZATION"), then (i) the Exercise Price shall be adjusted, effective immediately after the record date at which the holders of shares of Common Stock are determined for purposes of such Common Stock Reorganization, to a price determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such record date before giving effect to such Common Stock Reorganization and the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such Common Stock Reorganization, and (ii) the number of Exercise Shares shall be adjusted, effective at such time, to a number determined by multiplying the number of Exercise Shares issuable upon exercise in full of this Warrant immediately before such Common Stock Reorganization by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding after giving effect to such Common Stock Reorganization and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such Common Stock Reorganization.

                  (b) If the Company shall after the date of issuance of this Warrant issue or distribute to all or substantially all holders of shares of Common Stock, any securities of the Company or another entity, and if such issuance or distribution does not constitute a Common Stock Reorganization (any such event being herein called a "DIVIDEND"), the Company shall make appropriate provision so that the Holder will receive upon exercise of this Warrant the number and kind of securities of the Company or such other entity which

                                       5.

such Holder would have received if this Warrant had been exercised immediately prior to the record date for such Dividend (providing for subsequent adjustments with respect to any securities distributed in connection with such Dividend equivalent to the adjustments provided for in this Section 5 as a result of events occurring subsequent to the effective date of such Dividend).

                  (c) If, after the date of issuance of this Warrant there shall be any consolidation or merger to which the Company is a party, other than a consolidation or a merger in which the Company is the surviving corporation and which does not result in any reclassification of, or change (other than a Common Stock Reorganization or a change in par value), in, outstanding shares of Common Stock, or any sale or conveyance of the property of the Company as an entirety or substantially as an entirety (any such event being called a "CAPITAL REORGANIZATION"), then, effective upon the effective date of such Capital Reorganization, the Holder shall have the right to purchase, upon exercise of this Warrant, the kind and amount of shares of stock and other securities and property (including cash) which the Holder would have owned or have been entitled to receive after such Capital Reorganization if this Warrant had been exercised immediately prior to such Capital Reorganization, assuming the Holder
(i) is not a person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or conveyance was made, as the case may be ("constituent person"), or an affiliate of a constituent person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such Capital Reorganization. The provisions of this Section 5 shall similarly apply to successive Capital Reorganizations.

                  (d) If any event occurs after the date of issuance of this Warrant as to which the foregoing provisions of this Section 5 are not strictly applicable or, if strictly applicable, would not fairly protect the purchase rights of the Warrants in accordance with the essential intent and principles of such provisions, then the Board of Directors of the Company shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as it shall determine to be reasonably necessary to protect such purchase rights as aforesaid, but in no event shall any such adjustment have the effect of increasing the Exercise Price or decreasing the number of shares of Common Stock subject to purchase upon exercise of this Warrant, or otherwise adversely affect the Holders.

                  (e) Any adjustments pursuant to this Section 5 shall be made successively whenever an event referred to herein shall occur.

                  (f) Not less than 10 nor more than 60 days prior to the record date or effective date, as the case may be, of any action which would require an adjustment or readjustment pursuant to this Section 5, the Company shall give notice to the Holder of such event, describing such event in reasonable detail and specifying the record date or effective date, as the case may be, and, if determinable, the required adjustment and the computation thereof. If the required adjustment is not determinable at the time of such notice, the Company shall give notice to each Holder of such adjustment and computation promptly after such adjustment becomes determinable.

                                       6.

         6. FRACTIONAL SHARES. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Exercise Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current Fair Market Value of an Exercise Share by such fraction.

         7. NO STOCKHOLDER RIGHTS. This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

         8. TRANSFER OF WARRANT, EXERCISE SHARES. This Warrant and all rights hereunder may not be transferred by the Holder other than to a Permitted Transferee (as defined below) so long as such Permitted Transferee takes and holds this Warrant subject to the terms and conditions of this Warrant. Without limiting the generality of the foregoing, the Holder shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction relating to, this Warrant and/or, prior to the issuance thereof upon the exercise of this Warrant pursuant to Section 2 above, any Exercise Shares. For purposes of this Warrant, "PERMITTED TRANSFEREE" shall mean any surviving corporation or entity or acquiring corporation or entity of Holder that, in connection with a Corporate Transaction (as defined in the SAR Plan) (i) may assume Stock Appreciation Rights outstanding under the SAR Plan as provided in Section 8 thereof and (ii) agrees in writing to assume such outstanding Stock Appreciation Rights.

         9. REPRESENTATIONS AND WARRANTIES OF HOLDER. In connection with the purchase of this Warrant, and the Exercise Shares upon the exercise of this Warrant, the Holder hereby makes the following representations and warranties to the Company, effective as of the date hereof and upon the exercise of this Warrant in whole or in part:

                  (a) the Holder is an "accredited investor" as such term is defined in Regulation D under the Act;

                  (b) the Holder is acquiring the Warrant or the Exercise Shares, as applicable, for the Holder's own account for investment and not with a view to, or for sale in connection with, any distribution thereof in violation of the Act, nor with any present intention of distributing or selling the same in violation of the Act;

                  (c) the Holder understands that the Warrant and the Exercise Shares have not been registered under the Act, in reliance upon exemptions contained in the Act and applicable regulations promulgated thereunder or interpretations thereof, and cannot be offered for sale, sold or otherwise transferred unless such sale or transfer is so registered or qualifies for exemption from registration under the Act, and that the certificates representing such shares may bear a legend substantially in the form set forth in Section 3.5(b) hereof; and

                                       7.

                  (d) the Holder further understands that it may be required to hold the Warrant and the Exercise Shares for an indefinite period of time unless the Warrant and the Exercise Shares are subsequently registered under the Act or unless an exemption from registration is otherwise available.

         10. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

         11. NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be sent by telex, telegram, express mail or other form of rapid communications, if possible, and if not then such notice or communication shall be mailed by first-class mail, postage prepaid, addressed in each case to the party entitled thereto at the following addresses: (a) if to the Company, to Alpha Industries, Inc. at 20 Sylvan Road, Woburn, Massachusetts 01801 or at such other address as the Company shall have notified the Holder in writing and (b) if to the Holder, to Jazz Semiconductor, Inc., at 4321 Jamboree Road, Newport Beach, California 92660, or at such other address as one party may furnish to the other in writing, with a copy to Latham & Watkins, 555 11th Street, N.W., Washington, D.C. 20004, Attention: Daniel T. Lennon. Notice shall be deemed effective on the date dispatched if by personal delivery, telecopy, telex or telegram, two days after mailing if by express mail, or three days after mailing if by first-class mail.

         12. ACCEPTANCE. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

         13. GOVERNING LAW. This Warrant and all rights, obligations and liabilities hereunder shall be governed by the laws of the State of Delaware.


                                       8.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer effective as of June 25, 2002.

                                        ALPHA INDUSTRIES, INC.

                                        By: /s/ Paul E. Vincent
                                            ------------------------------------
                                        Name: Paul E. Vincent
                                              ----------------------------------

                                        Title: Vice President,
                                               ---------------------------------
                                               Chief Financial Officer,
                                               Treasurer and Secretary
ACKNOWLEDGED AND ACCEPTED:

JAZZ SEMICONDUCTOR, INC.

By:    /s/ Mark S. Becker
       -------------------------------------

Name:  Mark S. Becker
       -------------------------------------

Title: Chief Financial Officer
       -------------------------------------


ACKNOWLEDGED AND ACCEPTED WITH RESPECT TO
SECTION 2.2 OF EXHIBIT A ONLY:

CONEXANT SYSTEMS, INC.

By:    /s/ Dennis E. O'Reilly
       -------------------------------------

Name:  Dennis E. O'Reilly
       -------------------------------------

Title: Senior Vice President,
       General Counsel and Secretary
       -------------------------------------

                                       9.

NOTICE OF EXERCISE

TO:      ALPHA INDUSTRIES, INC.

         (1) The undersigned hereby elects to purchase________shares of the Common Stock of ALPHA INDUSTRIES, INC. (the "COMPANY") pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

         (2) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:


-------------------------------------
(Name)

-------------------------------------

-------------------------------------
(Address)





-------------------------------------   -------------------------------------
(Date)                                  (Signature)

                                        -------------------------------------
                                        (Print name)

                                    EXHIBIT A

                        REGISTRATION OF EXERCISE SHARES

SECTION 1. GENERAL.

         1.1 DEFINITIONS. Capitalized terms used but not otherwise defined in this Exhibit A shall have the meaning given such terms in the Warrant to Purchase Common Stock to which this Exhibit A is attached. Notwithstanding the foregoing, as used in this Exhibit A the following terms shall have the following respective meanings:

         (a) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         (b) "HOLDER" shall mean Jazz Semiconductor, Inc., a Delaware corporation, or any Permitted Transferee.

         (c) "REGISTER," "REGISTERED," AND "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act with the SEC, and the declaration or ordering of effectiveness by the SEC of such registration statement or document.

         (d) "REGISTRABLE SECURITIES" means the Exercise Shares. Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by the Holder to the public either pursuant to a registration statement or Rule 144 under the Securities Act or sold in a private transaction or otherwise transferred to a transferee who shall not be a Permitted Transferee.

         (e) "REGISTRATION EXPENSES" shall mean all expenses incurred by the Company in complying with Section 2.1 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration.

         (f) "SEC" means the Securities and Exchange Commission.

         (g) "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

         (h) "SELLING EXPENSES" shall mean all selling commissions, underwriters' discounts and other expenses, if any, applicable to the sale of Registrable Securities and not included in Registration Expenses.

SECTION 2. REGISTRATION

         2.1 SHELF REGISTRATION

         (a) The Company shall prepare and, no later than 60 days after the date on which the Warrant is issued, file with the SEC, and thereafter use commercially reasonable efforts to

                                       1.

cause to be declared effective as soon as practicable, a registration statement on Form S-3 or such other form as the Company may be permitted to use (the "SHELF REGISTRATION STATEMENT") relating to the offer and sale of the Registrable Securities by the Holder from time to time in accordance with the methods of distribution set forth in the Shelf Registration Statement and Rule 415 under the Securities Act (the "SHELF REGISTRATION").

         (b) Subject to the terms and conditions set forth herein, the Company shall use commercially reasonable efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus included therein (the "PROSPECTUS") to be lawfully delivered by the Holder, until the earlier of (A) twenty (20) days after December 31, 2004, (B) the date that is twenty (20) days following a Termination Event, or (C) when all the Securities covered by the Shelf Registration Statement have been sold pursuant thereto (in any such case, such period being called the "SHELF REGISTRATION PERIOD"). Notwithstanding any other provision of this Exhibit A, the Holder understands that there may be periods during which the Company's Board of Directors may determine, in good faith, that it is in the best interest of the Company and its stockholders to defer amendments or supplements to the Prospectus and that during such periods sales of Registrable Securities and the effectiveness of the Shelf Registration Statement may be suspended or delayed. The Holder agrees that upon receipt of any written notice from the Company as to any circumstance requiring an amendment or supplement to the Prospectus and advising the Holder to discontinue the Holder's disposition of Registrable Securities pursuant to the Shelf Registration Statement, the Holder will forthwith discontinue the Holder's disposition of Registrable Securities pursuant to the Shelf Registration Statement until the Holder's receipt of copies of an appropriately supplemented or amended Prospectus and written notice from the Company advising the Holder that it may resume sales and dispositions of Registrable Securities pursuant to the Shelf Registration Statement. In the event the Company shall give any such notice and Registrable Securities covered by the Shelf Registration Statement remain unsold, the Shelf Registration Period shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holder shall have received the copies of the appropriate supplemented or amended Prospectus.

         2.2 EXPENSES OF REGISTRATION. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2.1 herein shall be borne by Conexant Systems, Inc. ("CONEXANT"). At least ten days prior to filing the Shelf Registration Statement with the SEC, the Company shall deliver to Conexant the Company's reasonable estimate of the Registration Expenses. Not later than ten days after the Company's delivery of the estimate referred to in the preceding sentence, Conexant shall deliver to the Company, by wire transfer or certified check, cash in the amount of such estimate together with an undertaking to promptly pay any additional Registration Expenses which the Company may incur in excess of such estimate. Notwithstanding any other provision hereof, the Company shall not be required to effect any registration of Registrable Securities until it has received payment from Conexant for estimated Registration Expenses as provided in this Section 2.2. In the event that estimated amounts previously paid by Conexant pursuant to this Section 2.2 exceed actual Registration Expenses, the Company shall promptly refund any such excess to Conexant. All Selling Expenses incurred in connection with any registration hereunder shall be borne by the Holder.

                                       2.

         2.3 OBLIGATIONS OF THE COMPANY. In connection with the Shelf Registration contemplated by Section 2.1 above, the Company shall:

         (a) Upon effectiveness of the Shelf Registration Statement, furnish to the Holder such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the Holder may reasonably request in order to facilitate the disposition of Registrable Securities owned by it.

         (b) Notify the Holder at any time when, to the knowledge of the Company, a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. Upon the occurrence of any such event, the Company will use commercially reasonable efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

         (c) Promptly notify the Holder in writing,

                  (1) when the Prospectus or any supplemental or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective,

                  (2) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information,

                  (3) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, and

                  (4) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

         (d) Furnish to the Holder, without charge, at least one copy of the Registration Statement, as first filed with the SEC, and of each amendment thereto, including, if requested by the Holder, all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference).

         (e) Cooperate with the Holder to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing Registrable Securities properly sold under the Registration Statement and cause such Registrable Securities to be in such denominations and registered in such names as the Holder may reasonably request.

                                       3.

         (f) Cause all Registrable Securities covered by the Registration Statement to be admitted for quotation on the National Association of Securities Dealers Automated Quotation System - National Market System and listed on any stock exchange on which the Common Stock of the Company is then listed.

         2.4 TERMINATION OF REGISTRATION RIGHTS. All registration rights granted under this Section 2 shall terminate and be of no further force and effect upon the expiration of the Shelf Registration Period.

         2.5 DELAY OF REGISTRATION; FURNISHING INFORMATION.

         (a) The Holder shall have no right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

         (b) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.1 that the Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of such securities as shall reasonably be requested by the Company to effect the registration of the Registrable Securities.

         2.6 INDEMNIFICATION.

         (a) To the extent permitted by law, the Company will indemnify and hold harmless the Holder, the partners, officers and directors of the Holder and each person, if any, who controls the Holder within the meaning of the Securities Act against any losses, costs, expenses, claims, damages or liabilities (joint or several) to which they may become subject, insofar as such losses, costs, expenses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following (collectively a "VIOLATION"): (i) any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement or incorporated by reference therein, including any preliminary Prospectus or final Prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by the Shelf Registration Statement; and the Company will reimburse the Holder, and each such partner, officer, director or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 2.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon (i) a Violation which occurs in reliance upon and in conformity with written information furnished

                                       4.

expressly for use in connection with such registration by or on behalf of the Holder or any partner, officer, director or controlling person of the Holder or
(ii) a failure by the Holder or any partner, officer, director or controlling person of the Holder to deliver a final Prospectus to Permitted Transferee if any material change has been made to the preliminary Prospectus.

         (b) To the extent permitted by law, the Holder will indemnify and hold harmless the Company, each of its directors, its officers and, each person, if any, who controls the Company within the meaning of the Securities Act against any losses, costs, expenses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer or controlling person may become subject, insofar as such losses, costs, expenses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any Violation, in each ease to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by or on behalf of the Holder or any partner, officer, director or controlling person of the Holder for use in connection with such registration; and the Holder will reimburse any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 2.6(b) in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.6 exceed the net proceeds from the offering received by the Holder, except in the case of willful misrepresentation or fraud by the Holder.

         (c) Promptly after receipt by an indemnified party under this Section
2.6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all indemnified parties that may be represented without conflict by a single counsel) shall have the right to retain one counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.6, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.6.

         (d) If the indemnification provided for in this Section 2.6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of

                                       5.

indemnifying such indemnified party hereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by the Holder hereunder exceed the net proceeds from the offering received by the Holder, except in the case of willful misrepresentation or fraud by the Holder.

         (e) The obligations of the Company and the Holder under this Section
2.6 shall survive completion of any offering of Registrable Securities in the Shelf Registration Statement and the termination of the provisions set forth in this Exhibit A. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

         2.7 INFORMATION BY HOLDER. The Holder shall furnish to the Company in writing such information regarding the Holder and the distribution proposed by the Holder as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance of Registrable Securities.

         2.8 NO ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may not be assigned by the Holder to any person or entity, other than a Permitted Transferee, without the prior written consent of the Company.

                                       6.